                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to [Section].240.14a-11(c) or
    [Section].240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  GenRad, Inc.
                (Name of Registrant as Specified In Its Charter)

                                  GenRad, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                                  GENRAD, INC.

                                300 BAKER AVENUE
                       CONCORD, MASSACHUSETTS 01742-2174

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 9, 1996

     The Annual Meeting of Shareholders of GenRad, Inc. (the "Company") will be held on Thursday, May 9, 1996 at 11:00 a.m. at the Bank of Boston auditorium, Street Floor, 100 Federal Street, Boston, Massachusetts, for the following purposes:

     1. To elect Russell A. Gullotti and William G. Scheerer to the Board of Directors to serve as Class III Directors for three-year terms.

     2. To consider and act upon a proposal to amend the Company's 1991 Equity Incentive Plan (the "Incentive Plan") by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 920,000 shares, the options for which the Company has granted (subject to shareholder approval) to four officers of the Company.

     3. To consider and act upon a proposal to amend the Incentive Plan by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 830,000 shares, the options for which the Company intends to grant to members of the Company's business teams and other Incentive Plan participants.

     4. To consider and act upon a proposal to amend the 1994 Director Restricted Stock Plan by increasing, in lieu of the annual cash retainer, the amount of the annual award to each non-employee director under such Plan from 1,500 shares to 2,500 shares of Common Stock and changing the periods during which shares awarded under such Plan are subject to restrictions on transfer.

     5. To consider and act upon such other business as may properly come before said Annual Meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 29, 1996 will be entitled to notice of and to vote at said Annual Meeting.

                                          By Order of the Board of Directors

                                          WALTER A. SHEPHARD, Clerk

April 8, 1996

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WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
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

                                  GENRAD, INC.

                                300 BAKER AVENUE
                       CONCORD, MASSACHUSETTS 01742-2174

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 9, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GenRad, Inc. ("GenRad" or the "Company"), 300 Baker Avenue, Concord, Massachusetts 01742-2174, of proxies in the enclosed form to be voted at the Annual Meeting of Shareholders of GenRad, to be held on Thursday, May 9, 1996 at 11:00 a.m. at the Bank of Boston auditorium, 100 Federal Street, Boston, Massachusetts, and at any adjournment thereof (the "Meeting"), for the purposes stated in the accompanying Notice of Meeting.

     Any person giving a Proxy may revoke it at any time prior to its being voted by filing written notice with the Secretary of GenRad, by executing and delivering a Proxy bearing a later date, or by attending the Meeting and voting in person. If the Proxy is properly executed and is not revoked, it will be voted at the Meeting in the manner specified. If no instructions are specified, the shares represented by the Proxy will be voted for the election of the nominees to the Board of Directors listed below and for the approval of Items 2-4 in the Notice of Meeting.

     The Annual Report of GenRad for the fiscal year ended December 30, 1995 and this Proxy Statement were first distributed or mailed to shareholders on or about April 8, 1996.

VOTING SECURITIES

     GenRad's Common Stock, $1 par value, is the only class of voting securities outstanding and entitled to be voted at the Meeting. The Board of Directors has fixed March 29, 1996 as the record date for determining shareholders who are entitled to notice of and to vote at the Meeting. At the close of business on such record date, there were outstanding 20,549,496 shares of Common Stock. Each share is entitled to one vote. A majority of the issued and outstanding shares constitutes a quorum.

CERTAIN SHAREHOLDERS

     The following table sets forth, as of March 29, 1996, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common
Stock, (ii) each executive officer named in the Summary Compensation Table below and (iii) all directors and executive officers as a group:

                                                                    NUMBER OF SHARES
                                                                     OF COMMON STOCK         PERCENT
     NAME OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED(1)      OF CLASS
- -------------------------------------                            -----------------------     --------
Group consisting of............................................         1,756,300(2)            8.5%
  Lenore Robins
  Lee R. Robins
  Athena Partners, L.P.
  32 East 57th Street
  New York, New York 10022

  Basil P. Regan
  Regan Partners, L.P.
  6 East 43rd Street
  New York, New York 10017

Morgan Stanley Group Inc. .....................................         1,822,000(3)            8.9%
  1251 Avenue of the Americas
  New York, New York 10020

Munn, Bernhard & Associates, Inc...............................         1,685,100(4)            8.2%
  6 East 43rd Street
  New York, New York 10017

James F. Lyons.................................................           505,305(5)            2.4%
Sarah H. Lucas.................................................           150,000(6)              *
George A. O'Brien..............................................             5,000(7)              *
John C. Washburn...............................................           101,000(8)              *
All Directors and Executive Officers as a Group................           797,989(9)            3.7%

- ---------------

      * Less than 1%.
     (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 29, 1996 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.
     (2) The information reported is based on a Schedule 13D, dated January 7, 1995, filed with the SEC by Athena Partners, L.P. ("Athena"), Lenore Robins, Lee
R. Robins, Regan Partners, L.P. ("Regan Partners") and Basil P. Regan. Lenore Robins and Mr. Regan are the general partners of Athena. Mr. Regan is the sole general partner of Regan Partners. Amount set forth includes 422,000 shares of Common Stock with respect to which Athena has sole voting and dispositive power, 52,800 shares of Common Stock with respect to which Lee R. Robins has sole voting and dispositive power, 1,200 shares of Common Stock with respect to which Lenore Robins has sole voting and dispositive power, and 1,280,300 shares of Common Stock with respect to which Mr. Regan, individually and as the sole general partner of Regan Partners, has sole voting and dispositive power. In addition, as general partners of Athena, Lenore Robins and Mr. Regan share voting and dispositive power with respect to the 422,000 shares of Common Stock owned by Athena.
     (3) The information reported is based on an amended Schedule 13G, dated February 13, 1996, filed with the SEC by Morgan Stanley Group Inc. ("Morgan Stanley") and Morgan Stanley Asset Management Limited ("Morgan Stanley Management"). Morgan Stanley is a parent holding company of Morgan Stanley Management, a registered investment advisor. Morgan Stanley and Morgan Stanley Management share voting and dispositive power with respect to 1,822,000 shares of Common Stock.
     (4) The information reported is based on an amended Schedule 13G, dated February 9, 1996, filed with the SEC by Munn, Bernhard & Associates, Inc., a registered investment adviser ("MBA"), which has sole dispositive power, but no voting power with respect to the indicated shares. Amount set forth does not include shares of Common Stock held by certain individuals affiliated with MBA who disclaim membership in a group with MBA.
     (5) Amount shown includes an option to purchase 500,000 shares of Common Stock. Amount shown does not include an option to purchase 350,000 shares of Common Stock that was granted on October 27, 1995, subject to shareholder approval of Item 2 on the accompanying Notice of Meeting. If Item 2 is approved, 233,334 of such shares will be exercisable because the 20-day average price of the Common Stock has reached the target prices of $10 and $12 since the date of grant, and the remaining 116,666 shares will vest if such average price reaches $14.
     (6) Amount shown represents options to purchase 150,000 shares of Common Stock.
     (7) Mr. O'Brien resigned as an officer of the Company in February 1996.
     (8) Amount shown includes an option to purchase 100,000 shares of Common Stock. Mr. Washburn resigned as an officer of the Company effective December 31, 1995.
     (9) See notes (5) and (6) above and notes (2) and (3) on page 7. Also includes 23,334 shares of Common Stock which may be purchased upon the exercise of an option held by an executive officer and 13,000 shares of Common Stock held by Edwin M. Martin, Jr., who is not seeking re-election as director of the Company at the Meeting. The shares for Mr. Martin include 10,000 shares of Common Stock which may be purchased upon the exercise of options and 3,000 shares of restricted stock which will be vested and transferable immediately following the election of directors at the Meeting.

SOLICITATION

     GenRad will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and any additional material which may be furnished to shareholders. Further solicitation of Proxies may be made by telephone or other communication. Brokers, custodians and fiduciaries in whose names Common Stock is held will be requested to forward Proxy soliciting material to the beneficial owners of such stock and GenRad will reimburse them for this service. GenRad has retained Georgeson & Company Inc. as proxy solicitor to aid in the solicitation of Proxies at an estimated cost of $6,000.

VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on a matter is required for the approval of Items 2-4 and any other matters to be voted upon. In addition, the New York Stock Exchange ("NYSE") requires that the total votes cast with respect to Items 2-4 represent at least a majority of the outstanding shares of Common Stock.

     Shares of Common Stock represented by executed Proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter other than Items 2-4, abstentions will not be treated as votes cast or as shares present or represented and voting. With respect to the required vote on Items 2-4, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote, but will not be counted as a vote in favor of the matter. Accordingly, an abstention from voting on each of Items 2-4 has the same effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the Proxy that it does not have a discretionary authority to vote as to Items 2-4, those shares will not be considered as present and entitled to vote with respect to each such matter. Accordingly, "broker non-votes" on each such matter will not be counted as votes cast in determining approval of the matter.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Pursuant to Section 50A of Massachusetts General Laws Chapter 156B, the Company has a classified Board of Directors consisting of three Class I Directors, three Class II Directors and three Class III Directors. The Class I, Class II and Class III Directors will serve until the Annual Meetings of Shareholders to be held in 1997, 1998 and 1996, respectively, and until their respective successors are duly elected and qualified. Under Massachusetts law, the Board of Directors may be expanded, and vacancies and newly created directorships may be filled, only by a majority vote of the remaining directors. At each Annual Meeting of Shareholders, directors are elected for a full term of three years to succeed those whose terms are expiring. At the Meeting, the shareholders will elect two Class III Directors, whose terms will extend until the 1999 Annual Meeting.

     Edwin M. Martin, Jr. will complete his term as Class III Director on May 9, 1996, and will not be seeking re-election to the Board of Directors. The nominees for Class III Directors, Russell A. Gullotti and William G. Scheerer, were nominated by the Board of Directors in March 1996.

     Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the two nominees for Class III Directors. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the persons named in the Proxy may vote the Proxy for the election of a substitute.

NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

     The following table sets forth certain information about each nominee for director and each member of the Board of Directors whose term expires in 1997 or 1998.

                                                                             NUMBER OF
                                                               YEAR          SHARES OF
                                                             BECAME A       COMMON STOCK
                                                            DIRECTOR OF     BENEFICIALLY       PERCENT
     BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       THE COMPANY       OWNED(1)         OF CLASS
- ----------------------------------------------------------  -----------     ------------     ------------
NOMINEES FOR DIRECTOR WHOSE TERMS WILL EXPIRE IN 1999
(CLASS III DIRECTORS)

WILLIAM G. SCHEERER, 58, Infrastructure Operations Vice
  President, Lucent Technologies (formerly AT&T Bell
  Laboratories), Holmdel, New Jersey......................      1988        19,850(2)(3)          *

    Mr. Scheerer has been Infrastructure Operations Vice
      President at Lucent Technologies since February
      1996. From January 1994 to February 1996 he was
      Quality, Engineering, Software & Technologies (QUEST
      Partnership) Vice President at AT&T Bell
      Laboratories. From January 1993 to January 1994 he was the Executive Director, Quality, Engineering,
      Software & Technologies at AT&T Bell Laboratories.
      From May 1990 through December 1992, Mr. Scheerer was Executive Director, Quality Technologies &
      International Planning at AT&T Bell Laboratories.
      From May 1988 to May 1990, he was Executive
      Director, Quality & International Planning at AT&T
      Bell Laboratories. Mr. Scheerer is a Director of
      LeCroy Corp.

                                                                             NUMBER OF
                                                               YEAR          SHARES OF
                                                             BECAME A       COMMON STOCK
                                                            DIRECTOR OF     BENEFICIALLY       PERCENT
     BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       THE COMPANY       OWNED(1)         OF CLASS
- ----------------------------------------------------------  -----------     ------------     ------------
RUSSELL A. GULLOTTI, 53, Chairman, President and Chief
  Executive Officer, National Computer Systems, Inc., Eden
  Prairie, Minnesota......................................      1995        14,000(2)(3)         *

    Mr. Gullotti has been President and Chief Executive
      Officer of National Computer Systems, Inc. since
      October 1994 and Chairman of the Board since May
      1995. From January 1994 until October 1994, he was
      President, Americas Area, at Digital Equipment
      Corporation. From 1982 to January 1994, Mr. Gullotti held senior executive positions in sales and marketing services and administration at Digital
      Equipment Corporation. Mr. Gullotti is a Director of
      MTS Systems Corporation.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1997 (CLASS I
  DIRECTORS)

JAMES F. LYONS, 61, President and Chief Executive Officer,
  GenRad, Inc., Concord, Massachusetts....................      1993          505,305(4)         2.4%

    Mr. Lyons has been President and Chief Executive
      Officer of the Company since July 1993. From January
      1992 to July 1993, he was President and Chief
      Executive Officer of Harry Gray Associates, a management consulting and investment company. From
      October 1989 to January 1992, Mr. Lyons was
      President and Chief Operating Officer of American
      Medical International.

ADRIANA STADECKER, 49, Managing Partner, EPIC
  International, Newton Centre, Massachusetts.............      1994        18,000(2)(3)         *

    Ms. Stadecker was Founder and has been Managing
      Partner of EPIC International since July 1994. From
      October 1992 through June 1994, Ms. Stadecker was responsible for Executive Operations at Digital
      Equipment Corporation. She became Vice President of this department in January 1993. From January 1991 through September 1992, Ms. Stadecker was Group
      Human Resource Manager, Worldwide Manufacturing and
      Logistics at Digital Equipment Corporation. From
      August 1988 to December 1990, she was Group Human
      Resource Manager, Semiconductor Operations at
      Digital Equipment Corporation.

LOWELL B. HAWKINSON, 53, Chairman of the Board and
  Chief Executive Officer, Gensym Corporation,
  Cambridge, Massachusetts................................      1995        14,000(2)(3)         *

    Mr. Hawkinson has been Chairman and Chief Executive
      Officer of Gensym Corporation, a software company, since September 1986.

                                                                             NUMBER OF
                                                               YEAR          SHARES OF
                                                             BECAME A       COMMON STOCK
                                                            DIRECTOR OF     BENEFICIALLY       PERCENT
     BIOGRAPHICAL SUMMARIES OF NOMINEES AND DIRECTORS       THE COMPANY       OWNED(1)         OF CLASS
- ----------------------------------------------------------  -----------     ------------     ------------
DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998
(CLASS II DIRECTORS)

WILLIAM S. ANTLE III, 51, President and Chief Executive
  Officer, Oak Industries, Inc., Waltham, Massachusetts...      1995        14,000(2)(3)          *

    Mr. Antle has been President and Chief Executive
      Officer of Oak Industries, Inc., a provider of components and controls for leading manufacturers in a range of industries, since December 1989. From
      April 1989 to December 1989, Mr. Antle co-founded and was Chairman of the Hadleigh Group. Mr. Antle is a Director of ESCO Electronics Corporation and Oak
      Industries, Inc.

RICHARD G. ROGERS, 63, President, Tokyo Electron America,
  Austin, Texas...........................................      1995        14,000(2)(3)          *

    Mr. Rogers has been President of Tokyo Electron
      America, a company that imports fabrication equipment for use by U.S. semiconductor manufacturers, since March 1994. From November 1991 to March 1994, he was President and Chief Executive
      Officer of Electronic Associates Inc., an electronic contract manufacturing company, located in West Long
      Branch, New Jersey. From May 1991 through October
      1991, Mr. Rogers was a private consultant. From
      March 1988 through April 1991, he was Chief
      Operating Officer of BTU International.

ED ZSCHAU, 56, Senior Lecturer of Business Administration,
  Harvard University, Cambridge, Massachusetts............      1995          12,500(2)           *

    Mr. Zschau has been a Senior Lecturer of Business
      Administration at Harvard University since February
      1996. From April 1993 to July 1995, Mr. Zschau was
      General Manager, Storage System Division at IBM
      Corporation. From July 1988 to April 1993, Mr.
      Zschau was Chairman and Chief Executive Officer of
      Censtor Corp., a company that researches and develops magnetic recording components for disk drives. Mr. Zschau is a Director of Identix, Incorporated.

- ---------------

 *  Less than 1%.

(1) Share ownership information is as of March 29, 1996. Each person has sole voting and investment power (or such power shared only with a spouse) unless otherwise indicated.

(2) Includes for the following persons options to purchase the indicated number of shares of Common Stock: Ms. Stadecker (15,000 shares), Mr. Scheerer (12,500 shares), Mr. Gullotti (12,500 shares), Mr. Antle (12,500 shares), Mr. Rogers (12,500 shares), Mr. Zschau (12,500 shares) and Mr. Hawkinson (12,500 shares).

(3) Includes 1,500 shares of restricted stock issued on each of August 31, 1994 and 1995 to each of Mr. Scheerer and Ms. Stadecker and 1,500 shares of restricted stock issued on August 31, 1995 to each of Messrs. Gullotti, Antle, Hawkinson and Rogers. These shares may not be transferred prior to the earlier to occur of (i) the first, second and third anniversaries of the respective dates of grant, each with respect to one-third of the shares (assuming shareholder approval of Item 4 on the accompanying Notice of Meeting), (ii) the resignation of the director from the Board of Directors with the consent of the majority of the members of the Board, or the death or disability of the director, or (iii) a change in control of the Company. Further, if a director resigns from the Board of Director or refuses to stand for re-election without the consent of the majority of the members of the Board prior to the date upon which the restrictions on transfer lapse, the director forfeits to the Company all shares of restricted stock issued to such director during the year preceding such resignation or refusal.

(4) Amount shown includes an option to purchase 500,000 shares of Common Stock. Amount shown does not include an option to purchase 350,000 shares of Common Stock that was granted on October 27, 1995, subject to shareholder approval of Item 2 on the accompanying Notice of Meeting. If Item 2 is approved, 233,334 of such shares will be exercisable because the 20-day average price of the Common Stock has reached the target prices of $10 and $12 since the date of grant, and the remaining 116,666 shares will vest if such average price reaches $14.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The Compensation Committee of the Board reviews and makes recommendations to the Board on matters relating to employee compensation and benefits, determines the compensation of officers and other key employees and administers the Company's 1982 Stock Option Plan, 1991 Equity Incentive Plan and Employee Stock Purchase Plan. The members are Edwin M. Martin, Jr. (Chair), Richard G. Rogers and Adriana Stadecker. The Corporate Governance Committee of the Board articulates matters which should be raised to the Board and defines the Board's accountability. The members are Adriana Stadecker (Chair), William G. Scheerer and Lowell B. Hawkinson. The Audit Committee of the Board reviews and monitors the Company's financial reporting and accounting practices, and works with representatives of the Company's independent auditors in establishing the scope of the audit and conducting an independent review of the audit after its completion. The members are William S. Antle III (Chair), Edwin M. Martin, Jr. and Russell A. Gullotti. The Technology and Quality Committee of the Board periodically reviews issues concerning product technology with the Company's technical management and reports its assessments to the Board. The members are William G. Scheerer (Chair), Lowell B. Hawkinson and Richard G. Rogers.

     In 1995 the Board of Directors met seven times, its Audit Committee met four times, its Compensation Committee met four times, its Corporate Governance Committee met twice and its Technology and Quality Committee met once. All directors attended at least 75% of the meetings of the Board and of all meetings of the committees of the Board on which they served.

SECTION 16 COMPLIANCE

     Russell A. Gullotti, who became a director of the Company on March 20, 1995, filed a Form 3 with the SEC on April 13, 1995.

                    COMPENSATION OF EXECUTIVES AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for the past three fiscal years with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers of the Company during the most recent fiscal year (such executive officers are sometimes collectively referred to in this Proxy Statement as the "named executive officers"):

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                 -------------
                                                                                    AWARDS
                                                        ANNUAL COMPENSATION      -------------
                                                       ----------------------     SECURITIES       ALL OTHER
                                                        SALARY        BONUS       UNDERLYING      COMPENSATION
       NAME AND PRINCIPAL POSITION(A)          YEAR       ($)         ($)(B)     OPTIONS(#)(C)       ($)(D)
- ---------------------------------------------  ----    ---------     --------    -------------    ------------
James F. Lyons...............................  1995     $357,504     $160,162       350,000          $4,125
  President and Chief                          1994      341,616       98,314            --           1,125
  Executive Officer                            1993      157,921      150,000       500,000              --

Sarah H. Lucas...............................  1995      155,434       83,200        50,000           4,125
  Vice President Operations --                 1994      139,874       50,000       100,000              --
  Strategic Businesses and Chief               1993           --           --            --              --
  Strategic Officer

George A. O'Brien............................  1995      200,004       76,802            --          11,258
  Vice President,                              1994       53,847       15,000       100,000              --
  Chief Financial Officer                      1993           --           --            --              --
  and Secretary

John C. Washburn.............................  1995      212,004       81,410            --           4,125
  Vice President,                              1994      146,028       50,000       100,000           1,125
  General Manager                              1993           --           --            --              --
  Concord Operations

- ---------------

(A) Mr. Lyons joined the Company as President and Chief Executive Officer in July 1993. Ms. Lucas joined the Company as an executive officer in January 1994. Mr. O'Brien joined the Company in September 1994, and became an executive officer in November 1994. Mr. O'Brien's employment with the Company terminated in February 1996. Mr. Washburn joined the Company as an executive officer in April 1994, and his employment with the Company terminated on December 31, 1995.

(B) The amount shown in 1993 for Mr. Lyons represents a one-time hiring bonus.

(C) The option to purchase 350,000 shares was granted to Mr. Lyons subject to shareholder approval of Item 2 on the accompanying Notice of Meeting.

(D) For Messrs. Lyons and Washburn and Ms. Lucas, the amounts shown constitute payments by the Company under its 401(k) plan. The amount shown for Mr. O'Brien is comprised of a payment of $4,113 by the Company under its 401(k) plan, and payment of relocation expenses on Mr. O'Brien's behalf by the Company in the amount of $7,145.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mr. Lyons dated July 7, 1993 which expires on July 7, 1996 and an employment agreement with Ms. Lucas dated January 17, 1994 which, as extended, expires on July 7, 1996. During the terms of their agreements, Mr. Lyons and Ms. Lucas will continue to receive a salary not less than their base salary in effect on the date of their agreements, as such base salary may be increased from time to time (but subject to reduction prior to a change in control in accordance with a general salary reduction program), and fringe benefits consistent with those which they were eligible to receive on the dates of their agreements. Pursuant to the terms of their employment agreements, in the event that Mr. Lyons' or Ms. Lucas' employment is terminated without cause (including certain terminations deemed to be without cause following a change in control) prior to July 7, 1996, Mr. Lyons or Ms. Lucas is entitled to receive during the two-year period commencing with the date of termination the continued payment of his or her base salary on such date, except that during the second year of such period the amount to be paid will be reduced by any salary or other compensation earned by Mr. Lyons or Ms. Lucas from other employment. The Company is also required to continue to provide Mr. Lyons or Ms. Lucas with medical, dental and similar health benefits until the earlier to occur of his or her full-time employment by another company or the second anniversary of his or her date of termination.

     The employment of Mr. Washburn was terminated on December 31, 1995. Pursuant to the terms of an agreement with the Company dated October 13, 1995, Mr. Washburn is entitled to receive his base annual salary until December 31, 1997. However, if Mr. Washburn secures new employment at any time after December 31, 1996, he will no longer be entitled to receive any such salary.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended December 30, 1995 by the Company to each of the named executive officers:

                                                                                                          POTENTIAL
                                                                                                          REALIZABLE
                                                                                                           VALUE AT
                                                                                                           ASSUMED
                                                                                                            ANNUAL
                                                                                                           RATES OF
                                                                                                            STOCK
                                                                                                            PRICE
                                                                                                         APPRECIAITON
                                                                                                          FOR OPTION
                                          INDIVIDUAL GRANTS                                                 TERM(A)
- ------------------------------------------------------------------------------------------------------    ----------
                                      NUMBER OF     % OF TOTAL
                                      SECURITIES     OPTIONS
                                      UNDERLYING    GRANTED TO    EXERCISE
                                       OPTIONS      EMPLOYEES     OR BASE
                                       GRANTED      IN FISCAL      PRICE      EXPIRATION
                NAME                    (#)(B)         YEAR        ($/SH)        DATE         5%($)         10%($)
- ------------------------------------  ----------    ----------    --------    ----------    ----------    ----------
James F. Lyons......................    350,000        33.5%        $8.25      10/26/05     $1,855,933    $4,601,931
Sarah H. Lucas......................     50,000         4.8%         5.38       4/09/05        169,015       428,318
George A. O'Brien...................         --          --            --            --             --            --
John C. Washburn....................         --          --            --            --             --            --

- ---------------

(A) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. Amounts shown assume that all options vest in accordance with terms of each executive officer's own stock option agreement. The Company has not granted stock appreciation rights to date.

(B) Subject to shareholder approval of Item 2 on the accompanying Notice of Meeting, two-thirds of Mr. Lyons option shares became exercisable after the 20-day average price of the Common Stock reached the target prices of $10 and $12, and the remaining one-third will become exercisable if such average price reaches $14. Ms. Lucas' option became exercisable with respect to one-third of her option shares after such average price reached each of the target prices of $8, $10 and $12.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held on December 30, 1995 by each of the named executive officers:

                                                                       NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                            OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                             FY-END(#)                  AT FY-END($)(B)
                                 SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
NAME                             ON EXERCISE(#)    REALIZED($)(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- --------------                   ---------------   --------------   -----------   -------------   -----------   -------------
James F. Lyons.................           --          $     --        375,000        475,000      $2,343,750     $ 1,306,250
Sarah H. Lucas.................           --                --         50,001         99,999         206,254         412,496
George A. O'Brien..............           --                --         33,334         66,666         133,336         266,664
John C. Washburn...............           --                --         33,334         66,666         133,336         266,664

- ---------------

(A) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(B) The closing price for the Company's Common Stock on the NYSE on December 29, 1995, the last business day of fiscal 1995, was $9.75. Value is calculated on the basis of the difference between the option exercise price and $9.75 multiplied by the number of shares of Common Stock underlying the option.

PENSION PLAN

     GenRad has a defined benefit pension plan designed to provide retirement benefits for employees in the United States and incidental benefits to their beneficiaries. On January 31, 1995, the Company closed the Pension Plan to new participants and ceased all benefit accruals. Only one executive officer, James
F. Lyons, qualifies for participation in the Pension Plan based upon at least one qualified year of service prior to January 31, 1995. His annual benefits under the plan have been frozen at approximately $120, assuming vesting of the benefits after five years of service and retirement at age 65.

COMPENSATION OF DIRECTORS

     Directors who are not employees of GenRad currently receive an annual cash retainer of $10,000 generally paid in January and an annual grant in August of 1,500 restricted shares of the Company's Common Stock. If Item 4 on the accompanying Notice of Meeting is approved by the shareholders at the Meeting, in lieu of the annual cash retainer, the annual grant of restricted shares of the Company's Common Stock will be increased to 2,500. Directors who are not employees of GenRad also receive a fee of $750 for each directors' meeting attended. Non-employee directors who serve as committee chair of the Audit Committee, the Compensation Committee, the Corporate Governance Committee or the Technology and Quality Committee receive a fee of $1,000 for attending each committee meeting. Non-employee directors who are members of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Technology and Quality Committee receive a fee of $750 for attending each committee meeting. Directors are also reimbursed for any expenses attendant to Board membership.

     Pursuant to the 1991 Directors' Stock Option Plan, each non-employee director is granted an option to purchase 2,500 shares of the Company's Common Stock each year on the fifth business day following the release of annual earnings. The option exercise price for options granted under the 1991 Directors' Stock Option Plan is equal to the closing price per share of the Company's Common Stock on the date of grant ($5.88 in 1995). Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant. Also pursuant to the 1991 Directors' Stock Option Plan, each non-employee who becomes a director is granted options to purchase 10,000 shares of the Company's Common Stock on the day that he or she becomes a director. The option exercise price for these options is equal to the closing price per share of the Company's Common Stock on the date of grant. Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other named executive officers, and setting the compensation for these individuals. The Compensation Committee consists of the three nonemployee directors listed below.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary; annual cash bonus; and stock-based equity incentives, primarily participation in the Company's 1991 Equity Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry as the Company or related industries and/or are located in the same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives of the Company. To the extent determined appropriate, the Compensation Committee also considers general conditions and the Company's financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee also considers the number of options outstanding or previously granted and the aggregate size of current awards.

     On July 7, 1993, the Company elected a new Chief Executive Officer, James
F. Lyons. In determining his compensation arrangements in 1995, the Compensation Committee followed the policies set forth above. First, Mr. Lyons' base compensation was established to match median levels for Chief Executive Officers of electronics companies of comparable size. His base salary was increased by 10% in 1994 and maintained at the same level in 1995. Second, consistent with the goal to reward for the accomplishment of the Company objectives, Mr. Lyons received incentive compensation equal to 45% of his base compensation as a result of the Company's achievement of its objectives. Finally, the stock option granted to Mr. Lyons in 1993, particularly its vesting provisions which are tied to increases in the trading price of the Company's Common Stock on the New York Stock Exchange, was intended to link the rewards of the Chief Executive Officer to those of the Company's shareholders. In 1995, the Company gave Mr. Lyons an additional option for the purchase of 350,000 shares of the Company's Common Stock with similar vesting provisions tied to increased stock prices.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company is currently considering whether to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this new statute, although the Company believes that, in light of its current net operating loss carryforward, such compliance will not be important in the near future.

                                          Edwin M. Martin, Jr., Chair
                                          Richard G. Rogers
                                          Adriana Stadecker


STOCK PERFORMANCE CHART

     The following chart and table compare the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1995 with the total return on the S&P High
Technology Composite Index and the S&P 500 Composite Index. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                                   S&P High
                                                  Technology        S&P 500
      Measurement Period                           Composite       Composite
    (Fiscal Year Covered)        GenRad, Inc.        Index           Index
1990                                 100             100             100
1991                                 113             114             130
1992                                 256             119             140
1993                                 313             146             154
1994                                 300             170             156
1995                                 488             245             215

      Company/Index                               1990    1991    1992    1993    1994    1995
      --------------                              -----   -----   -----   -----   -----   -----
      GenRad, Inc.                                $100    $113    $256    $313    $300    $488
      S&P High Technology Composite Index          100     114     119     146     170     245
      S&P 500 Composite Index                      100     130     140     154     156     215

                                 ITEMS 2 AND 3

               PROPOSALS TO AMEND THE 1991 EQUITY INCENTIVE PLAN

     In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to attract, retain and motivate key employees with experience and ability. Under the Company's 1991 Equity Incentive Plan (the "Incentive Plan"), the Company is currently authorized to make awards of restricted stock and to grant incentive and non-statutory stock options to employees, officers and employee directors of, and consultants and advisers to, the Company to purchase up to 4,500,000 shares of Common Stock. Currently, approximately 200 members of GenRad's worldwide management team participate in the Incentive Plan. On March 15, 1996, options to purchase 2,952,475 shares of Common Stock were outstanding under the Incentive Plan and 189,688 shares were available for future grants under the Incentive Plan. Accordingly, the Board of Directors has adopted, subject to shareholder approval, amendments (the "Incentive Plan Amendments") to the Incentive Plan increasing the number of shares of Common Stock available for issuance under the Incentive Plan by an aggregate of 1,750,000 shares.

     In Item 2 of the accompanying Notice of Meeting, the Board of Directors proposes to amend the Incentive Plan by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 920,000 shares, the options for which the Company has granted (subject to shareholder approval) to four officers, James F. Lyons, Sarah H. Lucas, Daniel F. Harrington and Paul Geere, as more fully described below.

     In Item 3 of the accompanying Notice of Meeting, the Board of Directors proposes to amend the Incentive Plan by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by an additional 830,000 shares. The Company intends to use 500,000 of these shares to grant stock options to members of its business teams, including its executive leadership teams, functional management teams and strategic businesses, initiatives and acquisitions teams. Approximately 55 employees (other than the four officers named above) are members of these teams and are eligible to receive stock option grants for 500,000 shares. The members of the Company's business teams are responsible for managing the Company's four core product businesses and its seven global staff functions. The remaining 330,000 additional shares will be issued by the Compensation Committee in its discretion under the terms of the Incentive Plan.

     The following table summarizes the proposed allocation of the 1,420,000 option shares which have been allocated for issuance to individuals or groups upon (or, in the case of the officers named below, subject to) shareholder approval of Items 2 and 3. All of such options have been or will be granted with exercise prices equivalent to the market prices of the Company's Common Stock on the dates of grant. While the Company intends to grant options for 1,420,000 of the additional option shares as indicated below, assuming shareholder approval, shares subject to options which expire or terminate without being exercised may be awarded again by the Compensation Committee in accordance with the terms of the Incentive Plan.

                           1991 EQUITY INCENTIVE PLAN

                                                                               NUMBER OF SHARES
                    NAME AND POSITION                   DOLLAR VALUE($)(A)     OF COMMON STOCK
    --------------------------------------------------  ------------------     ----------------
    James F. Lyons, President and Chief Executive
      Officer.........................................      $1,400,000              350,000(B)
    Sarah H. Lucas, Vice President Operations --
      Strategic Businesses and Chief Strategic
      Officer.........................................        --                    150,000(C)
    Daniel F. Harrington, Chief Financial Officer and
      Secretary.......................................        --                    170,000(C)
    Paul Geere, Managing Director, ADS................        --                    250,000(C)
    All Current Executive Officers and Mr. Geere......       1,400,000              920,000
    Non-Executive Director Group......................        --                          0
    Non-Executive Officer Employee Group, including
      business teams (excluding Mr. Geere)............        --                    500,000(D)

[FN]
- ---------------

(A) Value is calculated on the basis of the positive difference between the option exercise price and $12.25, the closing price for the Company's Common Stock on the NYSE on March 27, 1996, multiplied by the number of option shares.

(B) The option was granted on October 27, 1995 and, if shareholder approval of
Item 2 is obtained, 233,334 of the option shares will be exercisable because the 20-day average price of the Common Stock has reached the target prices of $10 and $12 since the date of grant, and the remaining shares will vest if such average price reaches $14. The option expires 10 years after the date of grant.

(C) The option was granted on March 15, 1996 with an exercise price of $12.50 and, if shareholder approval of Item 2 is obtained, becomes exercisable with respect to 25% of the option shares on each of the first four anniversaries of the date of grant. The option expires 10 years after the date of grant.

(D) The options will become exercisable with respect to 25% of the option shares on each of the first four anniversaries of the date of grant. Each of the options will expire 10 years after the date of its grant.

     The following is a summary of the material provisions of the Incentive
Plan:

ELIGIBILITY

     All key employees of the Company are eligible to receive incentive stock options, non-statutory stock options and awards of restricted stock under the Incentive Plan. Outside consultants and advisors to the Company are eligible to receive non-statutory options and awards of restricted stock. As of March 15, 1996, approximately 554 employees of the Company were eligible to participate in the Incentive Plan.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors, consisting of Messrs. Martin and Rogers and Ms. Stadecker.

STOCK OPTIONS

     The Compensation Committee designates the optionee, date of grant and term of each option, except that no incentive stock option can have a term exceeding ten years (five years in the case of a 10% shareholder). The exercise price of options is determined by the Compensation Committee, but may not be less than 100% (110% in the case of a 10% shareholder) of the fair market value on the date of grant for incentive stock options. Under Section 422 of the Code, to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as non-statutory options. Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with
Section 422 of the Code and Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). While the Company may grant options which are exercisable at different times or within different periods, it is anticipated that options granted generally will be exercisable on a cumulative basis with respect to 25% of the shares after one year from the date of grant and an additional 25% per year thereafter. Options are not assignable or transferable except by will or the laws of descent and distribution or, in the case of non-statutory options, pursuant to a qualified domestic relations order. The Compensation Committee will determine the length of time during which an optionee may exercise his or her option following the termination of employment (which may not exceed three months in the case of incentive stock options) and upon death or disability (which may not exceed one year in the case of incentive stock options).

     The Compensation Committee, in its sole discretion, may include additional provisions in any option granted under the Incentive Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee so long as not inconsistent with the Incentive Plan. The Compensation Committee generally, in its sole discretion, may also accelerate or extend the date or dates on which all or any particular option or options granted under the Incentive Plan may be exercised.

RESTRICTED STOCK AWARDS

     Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase of unvested stock when the recipient's relationship with the Company terminates. The Compensation Committee selects the recipients of restricted stock awards and determines (i) the number of shares of Common Stock to be issued and sold to the recipient, (ii) the price of the stock, which can be less than the fair market value, and (iii) the vesting schedule for such shares. While the Company may make awards of restricted stock which vest at different times or within different periods, it is anticipated that awards generally will vest on a cumulative basis with respect to 33 1/3% of the shares after one year from the date of award and an additional 33 1/3% per year thereafter. The recipient may not sell, transfer or otherwise dispose of such stock until it vests. Upon termination of the recipient's relationship with the Company, the Company will be entitled to repurchase those shares which are not vested on the termination date at a price equal to their original purchase price.

CANCELLATION AND NEW GRANT OF OPTIONS

     The Compensation Committee, with the consent of the affected option holder, may at any time cancel any or all outstanding options under the Incentive Plan and grant in substitution therefor new options under the Incentive Plan covering the same or different numbers of shares of Common Stock. Such new options shall have an exercise price per share determined by the Compensation Committee, but not less than 100% (110% in the case of a 10% shareholder) of fair market value on the date of the new grant in the case of incentive stock options. The Company anticipates that in most cases the option price in effect under any such new grant will be less than the option price which would have been payable under the cancelled options since the new grant is likely to arise in situations where the exercise price of existing options exceeds the market price and new options are granted at lower prices to restore an incentive to recipients of such options. Under the Incentive Plan, an exchange program such as that described above would not require shareholder approval.

MERGERS AND CHANGE IN CONTROL

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company, the Compensation Committee, in its discretion, may take one or more of the following actions: (i) provide that outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring corporation, (ii) upon written notice to optionees, provide that all unexercised options will terminate unless exercised within a specific time,
(iii) in the event of a merger in which cash payments are paid to shareholders, make or provide for a cash payment to optionees equal to the difference between the cash payment payable in the merger per share of Common Stock and the exercise price per share, multiplied by the number of shares subject to each outstanding option, and (iv) provide that all or any outstanding options shall become exercisable in full and all restrictions on outstanding awards of restricted stock shall terminate.

     Notwithstanding any other provision of the Incentive Plan, in the event of a "Change in Control of the Company," as defined in the Incentive Plan, the exercise dates of all options then outstanding shall be accelerated in full, any restrictions on exercising outstanding options issued pursuant to the Incentive Plan shall terminate and any restrictions on and rights of the Company to repurchase shares covered by outstanding awards of restricted stock issued pursuant to the Incentive Plan shall terminate.

AMENDMENT AND TERMINATION OF THE PLAN

     The Compensation Committee at any time may amend or modify the terms of the Incentive Plan in any respect except that the Compensation Committee may not adopt any amendment requiring shareholder approval under Rule 16b-3 or Section 422 of the Code without the approval of the shareholders of the Company.

WITHHOLDING TAXES

     Subject to the approval of the Company, a participant may elect to satisfy federal, state or local withholding tax requirements incurred in connection with the exercise of an option or purchase of shares subject to a restricted stock award, in whole or in part, by (i) causing the Company to withhold shares of Common Stock which would otherwise be issued pursuant to the exercise of an option or the purchase of shares subject to an award, or (ii) delivering to the Company shares of Common Stock already owned by the optionee.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax treatment of incentive stock and non-statutory options and restricted stock awards.

     Non-Statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a non-statutory stock option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to persons required to file reports under Section 16(b) of the Securities Exchange Act of 1934 as a consequence of the interaction of Section 83 of the Code and Rule 16b-3. Subject to Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized by the optionee upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     Incentive Stock Options. As in the case of non-statutory options, no taxable income is recognized by the optionee upon the grant of an incentive stock option. However, unlike non-statutory options, no taxable income is recognized by the optionee upon the exercise of an incentive stock option, and no corresponding expense deduction is available to the Company. Generally, if an optionee holds shares acquired upon the exercise of an incentive stock option until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a subsequent sale of the shares will be treated as long-term capital gain. The federal income tax effect on the holder of incentive stock options is to defer, until the purchased shares are sold, taxation of any increase in the shares' value from the time of grant to the time of exercise.

     If the optionee sells shares acquired upon the exercise of an incentive stock option prior to the expiration of the Statutory Holding Period, he or she will recognize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise less the option price; or (ii) the amount realized on the date of sale less the option price. Subject to Section 162(m), the Company will be entitled to a corresponding business expense deduction.

     For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a non-statutory stock option. Thus, in the year of option exercise an optionee must generally include in his or her alternative minimum taxable income the difference between the exercise price and the fair market value of the purchased shares on the date of exercise. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     Restricted Stock Awards. If a restricted stock award is subject to forfeiture provisions and restrictions on transfer (a "Restricted Award"), neither the Company nor the recipient of the award will realize any federal tax consequences at the time such award is made under the Incentive Plan unless the recipient makes an election under Section 83(b) of the Code. If the recipient of a Restricted Award makes a Section 83(b) election within 30 days of the date of an award, or if the recipient receives an award that is not subject to forfeiture provisions and restrictions on transfer, he or she will recognize ordinary income, for the year in which the award is received, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is made and the purchase price paid for the Common Stock. If such election is made and the recipient subsequently forfeits some or all of the Common Stock, he or she will not be entitled to any tax refund. If a Section 83(b) election is not made with respect to a Restricted Award, the recipient will recognize ordinary income, in the first taxable year in which the rights of the recipient are either transferable or are not subject to a substantial risk of forfeiture, in an amount equal to the difference between the fair market value of the Common Stock at that time and the original purchase price for the shares. Subject to Section 162(m), the Company will be entitled to deduct, as compensation expense, the same amount as the recipient must include as ordinary income. Such deduction will be allowed in the Company's tax year which includes the last day (generally December 31) of the recipient's tax year in which the recipient is required to include the amount in income. When the recipient sells the shares, he or she will recognize capital gain at the time of sale equal to the difference between his or her basis (the price paid for the shares plus any taxed amount) and the sale price.

BOARD RECOMMENDATION

     The Board of Directors believes that approval of the proposed amendments to the Incentive Plan is in the best interests of the Company and its shareholders and recommends a vote "FOR" the proposals contained in Items 2 and 3 of the accompanying Notice of Meeting.

                                    ITEM 4.

           PROPOSAL TO AMEND THE 1994 DIRECTOR RESTRICTED STOCK PLAN

     The purposes of the 1994 Director Restricted Stock Plan (the "1994 Director Plan") are to encourage stock ownership by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company as well as to more closely align their interests with those of the Company's stockholders by providing them with an equity interest in the Company. In order to maximize this incentive, the Board of Directors has adopted, subject to shareholder approval, an amendment to the 1994 Director Plan increasing the amount of the annual Award (as defined) granted thereunder from 1,500 shares to 2,500 shares. If the proposed amendment to the 1994 Director Plan is approved by shareholders, commencing in 1997, the Company will eliminate the $10,000 annual retainer currently paid to non-employee directors.

     The Board of Directors also adopted, subject to shareholder approval, an amendment to the 1994 Director Plan to provide that restrictions on the transfer of shares awarded under the plan lapse with respect to one-third of the shares on each of the first, second and third anniversaries of the date of award, instead of on each of the third, fourth and fifth anniversaries of the date of award as the plan currently provides. Under the 1994 Director Plan, restrictions on the transfer of shares awarded under the plan also lapse upon a director's death, disability or resignation with the consent of the Board of Directors or upon a change in control of the Company. The Board proposed the amendment in order to provide limited flexibility to the participants in the 1994 Director Plan to transfer a portion of the shares awarded in order to satisfy income tax liabilities that may arise in connection with the 1994 Director Plan. Participants in the 1994 Director Plan generally recognize income for federal income tax purposes in the first year following an award under the plan.

     The following is a summary of certain provisions of the 1994 Director Plan.

ADMINISTRATION, ELIGIBILITY AND NUMBER OF SHARES

     The 1994 Director Plan is administered by the Board of Directors. Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to participate in the 1994 Director Plan. Currently the Company has eight outside directors eligible to participate in the 1994 Director Plan.

     Up to 50,000 shares of the Company's Common Stock may be issued under the 1994 Director Plan. Any shares of Common Stock which are forfeited under the terms of the 1994 Director Plan will again be available for issuance under the 1994 Director Plan. To date, 18,000 shares of Common Stock have been issued under the 1994 Director Plan.

AWARDS

     On August 31 of each year that the 1994 Director Plan is in effect, each eligible director is granted a restricted stock award of 1,500 shares (2,500 shares, if the amendment is approved) of the Company's Common Stock (an "Award"). These Awards are subject to certain restrictions which generally prohibit the transfer of any shares granted under the 1994 Director Plan prior to the first to occur of (i) the third, fourth and fifth anniversaries of the date of the Award (the first, second and third anniversaries of the date of the Award, if the amendment is approved), each with respect to one-third of the shares awarded, (ii) the director's death, disability or resignation with the consent of the Board of Directors or (iii) a change in control of the Company. If a director resigns or refuses to stand for reelection without the consent of the Board of Directors, the director forfeits any shares which are still subject to the foregoing restrictions and which were granted under the 1994 Director Plan during the one year period preceding such resignation or refusal.

AMENDMENTS AND TERMINATION

     The 1994 Director Plan may be terminated, modified or amended at any time by the holders of a majority of the then outstanding voting shares of the Company. The Board of Directors at any time may modify or amend the 1994 Director Plan in any respect, except that without the approval of the shareholders of the Company, the Board of Directors may not make any amendment which would (i) cause the 1994 Director Plan no longer to comply with Rule 16b-3 or (ii) require shareholder approval under any applicable listing requirement. The provisions of the 1994 Director Plan relating to the amount and timing of each Award may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

     The termination or any modification or amendment of the 1994 Director Plan may not, without the consent of a recipient of an Award, affect his or her rights under an Award previously made to him or her. Unless sooner terminated by the Board of Directors or shareholders, the 1994 Director Plan will terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the 1994 Director Plan shall have been issued pursuant to the final vesting of Awards.

FEDERAL TAX CONSEQUENCES

     Neither the Company nor the recipient of an Award will realize any federal income tax consequences at the time an Award is made under the 1994 Director Plan unless the recipient makes an election under Section 83(b) of the Code. If the recipient makes a Section 83(b) election within 30 days of the date of an Award, he or she will recognize ordinary income, for the year in which the Award is received, in an amount equal to the fair market value of the Common Stock at the time the Award is made. If a Section 83(b) election is not made, the recipient will recognize ordinary income, in the first taxable year in which the rights of the recipient are either transferable or are not subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the Common Stock at that time. Upon the sale of the Common Stock acquired pursuant to an Award, the recipient will recognize a capital gain or loss equal to the difference between his or her basis in the shares (any ordinary income previously recognized) and the sales price. If the recipient holds the shares for more than one year after vesting or, if an election is made under Section 83(b) of the Code, for more than one year after the date of the Award, he or she will recognize a long term capital gain or loss. Subject to Section 162(m), the Company will be entitled to deduct, as compensation expense, the same amount as the recipient is required to include as ordinary income. Such deduction will be allowed in the Company's tax year which includes the last day (generally December 31) of the recipient's tax year in which the recipient is required to include the amount in income.

BOARD RECOMMENDATION

     The Board of Directors believes that approval of the proposed amendment to the 1994 Director Plan is in the best interests of the Company and its shareholders and recommends a vote "FOR" this proposal.

                             SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse LLP, independent public accountants, as independent auditors of GenRad for the fiscal year ending December 28, 1996. Price Waterhouse LLP originally was engaged by the Board of Directors as of April 1, 1995.

     On March 22, 1995, GenRad notified Arthur Andersen LLP of its dismissal as GenRad's independent auditors effective April 1, 1995. This action was approved by the Audit Committee and the Board of Directors. During the two consecutive fiscal years ending December 31, 1994, and the subsequent interim period (the first fiscal quarter of 1995), there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Anderson LLP, would have caused it to make a reference to the subject matter of such disagreement in connection with its audit reports. Arthur Andersen LLP's report on the

Financial Statements of GenRad for the two consecutive fiscal years ended December 31, 1994 did not contain an adverse opinion or a disclaimer of opinion nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     GenRad has been advised by Price Waterhouse LLP that representatives will be present at the Meeting, and will have the opportunity to make a statement if they so desire as well as be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in proxy materials for the 1997 Annual Meeting of Shareholders must be submitted in writing by December 9, 1996 to the Secretary of the Company, 300 Baker Avenue, Concord, Massachusetts 01742-2174.

                                 OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote or otherwise act in accordance with their judgment on such matters.

                                          WALTER A. SHEPHARD, Clerk

April 8, 1996
- -------------------------------------------------------------------------------
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SEND IN YOUR
PROXY WITHOUT DELAY. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE AT ANY TIME IF IT HAS NOT BEEN VOTED.
- -------------------------------------------------------------------------------

                         GENRAD CHOICE INVESTMENT PLAN

                                300 BAKER AVENUE
                       CONCORD, MASSACHUSETTS 01742-2174

          NOTICE TO PARTICIPANTS OF THE GENRAD CHOICE INVESTMENT PLAN
                  OF THE ANNUAL MEETING OF GENRAD SHAREHOLDERS

     The GenRad Choice Investment Plan ("ChIP") provides that The Vanguard Group of Investment Companies ("Vanguard"), as Trustee of ChIP, will follow the voting instructions of the ChIP Participants with respect to any voting rights pertaining to their respective interests in shares of GenRad, Inc. Common Stock held in ChIP Parts I and II.

     The Annual Meeting of Shareholders of GenRad, Inc. ("GenRad" or the "Company") will be held on Thursday, May 9, 1996 at 11:00 a.m. at the Bank of Boston auditorium (Street Floor), 100 Federal Street, Boston, Massachusetts, and any adjournment thereof (the "Meeting"), for the following purposes:

     1. To elect Russell A. Gullotti and William G. Scheerer to the Board of Directors to serve as Class III Directors for three-year terms.

     2. To consider and act upon a proposal to amend the Company's 1991 Equity Incentive Plan (the "Incentive Plan") by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 920,000 shares, the options for which the Company has granted (subject to shareholder approval) to four officers of the Company.

     3. To consider and act upon a proposal to amend the Incentive Plan by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 830,000 shares, the options for which the Company intends to grant to members of the Company's business teams and other Incentive Plan participants.

     4. To consider and act upon a proposal to amend the 1994 Director Restricted Stock Plan by increasing, in lieu of the annual cash retainer, the amount of the annual award to each non-employee director under such Plan from 1,500 shares to 2,500 shares of Common Stock and changing the periods during which shares awarded under such Plan are subject to restrictions on transfer.

     5. To consider and act upon such other business as may properly come before said Annual Meeting or any adjournment thereof.

     The attached Proxy Statement describes the matters to be acted upon at the meeting and contains information required to be disclosed in connection with the solicitation of Proxies for the meeting. The enclosed Voting Instruction Card identifies the number of shares of GenRad Common Stock that you may direct the Trustee to vote.

     Please complete, date and sign the Voting Instruction Card and return it to the Bank of Boston, the Company's Transfer Agent (the "Bank"), P.O. Box 1628, Boston, Massachusetts 02105 on or before May 7, 1996 in the envelope provided. The Trustee has provided the Bank with a ballot executed in blank. The Bank will tabulate the total from the Voting Instruction Cards it receives and will enter these totals on the ballot. This ballot will then be tabulated by the Bank with all other ballots cast at the Meeting.

     Most of the ChIP Participants who are entitled to direct the voting of shares of GenRad Common Stock held by ChIP are also shareholders of GenRad. A duplicate copy of the Company's 1995 Annual Report (the "Annual Report") is, therefore, not enclosed with this notice if you are also a shareholder. If, for any reason, you have not received an Annual Report, or if you wish to have an additional copy, please write to GenRad at the above address; call GenRad at
(508) 287-7222; or stop in at GenRad's Clerk's Office in Concord, Massachusetts, and a copy will be provided to you.

     The number of shares indicated on the enclosed Voting Instruction Card is the total number represented by your allocations to the GenRad Stock Fund in ChIP Part I (Profit Sharing Trust account) and Part II (employee contribution account). If you have any questions about the manner in which this number was computed, or about any other matter in this notice, please contact GenRad's Human Resources Department at (508) 287-7467.

     All ChIP participants are extended a cordial invitation to attend the Meeting.

                                            GENRAD, INC.

                                            By:  WALTER A. SHEPHARD, Clerk
April 8, 1996

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTING INSTRUCTION CARD AND MAIL IT
                       PROMPTLY IN THE ENVELOPE PROVIDED.

                               DETACH HERE





    VOTING INSTRUCTIONS                                   VOTING INSTRUCTIONS


                         GENRAD CHOICE INVESTMENT PLAN
P
R
O       The undersigned directs the Trustee of the GenRad Choice Investment
X   Plan ("ChIP") to vote as designated herein the shares represented by the
Y undersigned's fractional interest in the total shares of GenRad, Inc. Common Stock held by ChIP at the Annual Meeting of Shareholders of GenRad, Inc. to be held on Thursday, May 9, 1996 at 11:00 a.m. at the Bank of Boston auditorium (Street Floor), 100 Federal Street, Boston, Massachusetts, and any adjournment thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated April 8, 1996 (the "Proxy Statement"). THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        PLEASE RETURN THIS CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE TO THE FIRST NATIONAL BANK OF BOSTON, P.O. BOX 1628, BOSTON, MASSACHUSETTS 02105.


                                                                    -----------
                (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)       SEE REVERSE
                                                                        SIDE
                                                                    -----------

                                 DETACH HERE


                                 GENRAD, INC.
                   300 BAKER AVENUE, CONCORD, MA 01742-2174
P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O       The undersigned appoints James F. Lyons, Sarah H. Lucas and Daniel F.
X   Harrington and each or any of them as proxies with full power of
Y substitution to vote as designated herein all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of GenRad, Inc. to be held on Thursday, May 9, 1996 at 11:00 a.m. at the Bank of Boston auditorium (Street Floor), 100 Federal Street, Boston, Massachusetts, and any adjournment thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated April 8, 1996 (the "Proxy Statement"). THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        PLEASE RETURN THIS CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE TO THE FIRST NATIONAL BANK OF BOSTON, P.O. BOX 1628, BOSTON, MASSACHUSETTS 02105.



                                                                     -----------
              (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)          SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                  DETACH HERE




/X/  PLEASE MARK
     VOTES AS IN THIS
     EXAMPLE.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW..

     1. To elect Russell A. Gullotti and William G. Scheerer to the Board of Directors to serve as Class III Directors for three-year terms.

                  FOR             WITHHELD             MARK HERE
                  / /               / /                FOR ADDRESS
                                                       CHANGE AND
                                                       NOTE BELOW
        / /                                               / /
        --------------------------------------
        For all nominees except as noted above



     2. To consider and act upon a proposal to            FOR  AGAINST  ABSTAIN
        amend the Company's 1991 Equity Incentive         / /    / /      / /
        Plan (the "Incentive Plan") by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 920,000 shares, the options for which the Company has granted (subject to shareholder approval) to four officers of the Company.

     3. To consider and act upon a proposal to            FOR  AGAINST  ABSTAIN
        amend the Incentive Plan by increasing the        / /    / /      / /
        number of shares of Common Stock available for issuance under the Incentive Plan by 830,000 shares, the options for which the Company intends to grant to members of the Company's business teams and other Incentive
        Plan participants.

     4. To consider and act upon a proposal to            FOR  AGAINST  ABSTAIN
        amend the 1994 Director Restricted Stock          / /    / /      / /
        Plan by increasing, in lieu of the annual cash retainer, the amount of the annual award to each non-employee director under such Plan from 1,500 shares to 2,500 shares of Common Stock and changing the periods during which shares awarded under such Plan are subject to restrictions on transfer, as more fully described in the Proxy Statement.

     5. To consider and act upon such other business as may properly come before said Annual Meeting or any adjournment thereof.





Signature                Date           Signature                 Date
         ---------------     ---------            ---------------      --------